UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

RIDGEWOOD ELECTRIC POWER TRUST II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee is calculated based upon estimated gross proceeds to the registrant of $5,000,000 from the transaction.

(4)	Proposed maximum aggregate value of transaction:

$5,000,000

(5)	Total fee paid:

$196.50

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Ridgewood Renewable Power	Robert E. Swanson Chairman

Ridgewood Electric Power Trust II
Consent to the Dissolution and Liquidation of the Trust

Enclosed is a notice of solicitation of consents, including a consent statement and a shareholder consent card, all of which relate to the proposed dissolution and liquidation of Ridgewood Electric Power Trust II pursuant to a plan of dissolution and liquidation.

At September 30, 2008, the Trust had recorded shareholders’ equity of $4.4 million, comprised primarily of cash and cash equivalents totaling $4.3 million. The Trust also has one operating asset, an investment in a 5.5 megawatt cogeneration project that has not operated since January 2006, due to a contract dispute with Pacific Gas and Electric Company, its sole customer. The Trust fully impaired the accounting value of this asset when its operations were suspended. The Managing Shareholder is seeking to liquidate and dissolve the Trust because the Managing Shareholder has no plans to invest the net assets of the Trust into additional projects and is in the process of winding down the contractual obligations and operations of the operating asset.

Ridgewood Renewable Power, LLC, as the Managing Shareholder of the Trust, approves, and recommends that you approve, the dissolution and liquidation of the Trust.

A failure to submit your consent card, or an abstention, will have the same effect as not approving and will constitute your rejection of the dissolution and liquidation of the Trust. If the holders of a majority of shares of the Trust do not approve the dissolution and liquidation, the dissolution and liquidation will not occur.

PLEASE COMPLETE, SIGN AND RETURN YOUR CONSENT CARD BY MAIL OR BY FAX TO (201) 447-0474 AS SOON AS POSSIBLE, BUT IN NO EVENT LATER THAN 5:00 P.M. EASTERN TIME ON
[          ] [  ], 2008, SO THAT YOUR CONSENT COUNTS.

The consent statement is dated [          ] [  ], 2008 and is first being mailed to shareholders on or about [          ] [  ], 2008.

Sincerely,

Preliminary Consent Statement — Subject to Completion, Dated November 24, 2008

The consent statement is dated [          ] [  ], 2008, and is first being mailed to shareholders on or about [          ] [  ], 2008.

RIDGEWOOD ELECTRIC POWER TRUST II

1314 King Street
Wilmington, Delaware 19801

NOTICE OF SOLICITATION OF CONSENTS

To:    Holders of Investor Shares of Beneficial Interest of Ridgewood Electric Power Trust II

Ridgewood Renewable Power LLC, as the Managing Shareholder of Ridgewood Electric Power Trust II, a Delaware trust, or the Trust, is soliciting, on behalf of the Trust, the approval of the holders of investor shares of beneficial interest (shareholders) of the dissolution and liquidation of the Trust pursuant to the Plan of Dissolution and Liquidation of Ridgewood Electric Power Trust II, which is described in the accompanying consent statement and the form of which is annexed to this consent statement as Annex A.

The Amended Declaration of Trust for Ridgewood Electric Power Trust II, dated as of July 30, 1993, as amended, or the Trust II Declaration of Trust, provides that the Trust shall be dissolved and its business wound up upon the approval of the Managing Shareholder and the holders of a majority of the shares of the Trust.

At September 30, 2008, the Trust had recorded shareholders’ equity of $4.4 million, comprised primarily of cash and cash equivalents totaling $4.3 million. The Trust also has an investment in one operating asset that is owned by Sunnyside Cogeneration Partners, L.P., or Sunnyside, a California limited partnership, which is wholly-owned by the Trust. Sunnyside owns a 5.5 megawatt cogeneration facility on approximately two acres of land in Monterey County, California, which is referred to as Monterey. Monterey began operations in 1991 using reciprocating engines to generate electricity for sale to Pacific Gas and Electric Company, or PG&E, and to supply thermal energy (in the form of steam) to a greenhouse operation on an adjacent property. Monterey has not operated since January 2006, due to a contract dispute with PG&E, which has led to litigation between Sunnyside and PG&E. The Trust fully impaired the accounting value of Monterey when its operations were suspended.

Due to the length of time that Monterey has been idle, the expenses that would be incurred to prepare it for operation and the current market conditions for the production and sale of electricity in California, the Managing Shareholder does not believe that, even if the PG&E litigation is resolved, it is in the best interests of the Trust or its shareholders to operate Monterey and is therefore in the process of winding down the contractual obligations of Monterey. While the Managing Shareholder believes that investing the Trust’s current cash balances in new projects could possibly generate sufficient profits to cover the substantial expenses necessary to manage the Trust, including accounting, legal and insurance expenses, the risks of such investment are not currently justified, based on, among other things, the length of time the Trust has been in existence. Therefore, the Managing Shareholder is recommending a dissolution and liquidation of the Trust.

Sunnyside is currently both a plaintiff and a defendant in pending litigation with PG&E and subject to an ongoing ground lease obligation. Additionally, the Trust is both a plaintiff and defendant in pending litigation with its former independent public accountants. Unless these matters and any other liabilities of Sunnyside or the Trust are settled or otherwise disposed of prior to the dissolution and liquidation of the Trust, the Managing Shareholder may, in its sole determination on behalf of the Trust, in accordance with the Trust II Plan of Dissolution and Liquidation, establish one or more liquidating trusts to be managed by the Managing Shareholder, or its designee, and assign to such liquidating trusts, among other things, all rights, obligations and liabilities relating to or associated with the Trust’s then-existing obligations or rights.

Only shareholders of record of the Trust at the close of business on [          ], [  ], 2008 are entitled to notice of this solicitation and to approve the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation, as set forth in the consent statement. The period during which consents will be solicited pursuant to the consent statement will begin on the date hereof and will continue until [          ], [  ], 2008. We refer to this period as the solicitation period. Consent cards received prior to 5:00 p.m. Eastern Time on the last day of the solicitation period will be effective, provided that the consent card has been properly executed.

The consent statement and consent card are furnished by the Managing Shareholder, on behalf of the Trust, to shareholders of the Trust to solicit their written consent to take action as specified herein without the necessity of holding a special meeting of shareholders, as permitted by Delaware law and the Trust II Declaration of Trust.

The consents will be tabulated at the Managing Shareholder’s principal offices, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, immediately following the expiration of the solicitation period.

After careful consideration, the Managing Shareholder has approved the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation and has determined that the dissolution and liquidation is advisable and in the best interests of the Trust and its shareholders. The Managing Shareholder recommends that you approve the dissolution and liquidation pursuant to the Trust II Plan of Dissolution and Liquidation.

The accompanying consent statement provides a detailed description of the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation. Shareholders are requested to approve the dissolution and liquidation of the Trust by signing and dating the consent card, checking the box on the consent card corresponding to “Approve,” which indicates your approval of the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation, and timely delivering the consent form titled “consent card” to the Managing Shareholder as described in the accompanying consent statement. If the shares of the Trust are held by joint tenants, each owner of the share needs to sign the consent card. Not approving the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation, or an abstention with respect thereto, may be indicated by signing and dating the consent card, checking the box that corresponds to “Not Approve” or “Abstain,” respectively, and delivering the consent card to the Managing Shareholder. If you do not indicate whether you “Approve” or “Not Approve” or “Abstain” but sign and date the consent card, you will be deemed to have approved the dissolution and liquidation of the Trust. If you do not timely return your consent card, it will have the same effect as not approving the dissolution and liquidation of the Trust.

It is very important that you timely deliver your consent card to the Managing Shareholder. Please complete and return your consent card by faxing it to (201) 447-0474 or by mail as directed in the consent statement. Your failure to submit your consent card will have the same effect as not approving the dissolution and liquidation of the Trust. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING CONSENT CARD BY FAXING IT TO (201) 447-0474 OR BY MAIL IN THE ENCLOSED POSTAGE PREPAID ENVELOPE PRIOR TO 5:00 P.M. EASTERN TIME ON [          ], [  ], 2008.

Returning the consent card will not deprive you of your right to revoke your consent, or to change your consent card, prior to the expiration of the solicitation period.

By Order of the Managing Shareholder

Robert E. Swanson, Chairman

Ridgewood, New Jersey
[          ], [  ], 2008

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved this proposal, passed upon the merits or fairness of the proposal or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Annex A:	Plan of Dissolution and Liquidation of Ridgewood Electric Power Trust II

Preliminary Consent Statement — Subject to Completion, Dated November 24, 2008

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this consent statement and may not contain all of the information that is important to you. We urge you to read carefully this entire consent statement, including the annex. We have included page references parenthetically to direct you to a more complete description of the topics referenced in this summary term sheet.

As used in this consent statement, the terms “we,” “us” and “our” refer to Ridgewood Renewable Power LLC, as the Managing Shareholder of Ridgewood Electric Power Trust II.

•	The Proposal (page 9)

This consent statement is furnished in connection with the solicitation by the Managing Shareholder, on behalf of Ridgewood Electric Power Trust II, or the Trust, of the approval of the holders of investor shares of beneficial interest (shareholders) of the Trust of a proposal to dissolve and liquidate the Trust pursuant to the Plan of Dissolution and Liquidation of Ridgewood Electric Power Trust II, or the Trust II Plan of Dissolution and Liquidation, the form of which is annexed to this consent statement as Annex A.

If shareholder approval of this proposal is obtained, the Managing Shareholder intends to, among other things:

•	adopt the Trust II Plan of Dissolution and Liquidation;

•	cause each of Sunnyside Cogeneration Partners, L.P. and RW Monterey, Inc., each of which is wholly-owned by the Trust, to dissolve and liquidate;

•	if determined by the Managing Shareholder to be appropriate, establish one or more liquidating trusts and assign to such liquidating trusts the assets, rights, obligations and liabilities described in “THE PLAN OF DISSOLUTION AND LIQUIDATION – Liquidating Trusts” on page 13;

•	make a liquidating distribution to shareholders of the Trust of cash remaining in the Trust, if any, following the resolution of all litigation or claims involving the Trust and the satisfaction of all outstanding liabilities and obligations of the Trust and the distribution of all assets of the Trust, as described in “THE PLAN OF DISSOLUTION AND LIQUIDATION – Distributions to Shareholders of the Trust” on page 16;

•	file a certificate of cancellation of the Certificate of Trust of the Trust with the Office of the Secretary of State of the State of Delaware at the appropriate time to effect the termination of the Trust, in accordance with the Trust II Plan of Dissolution and Liquidation; and

•	cause the Trust to file a Form 15 terminating its obligations to file with the Securities and Exchange Commission, or SEC, periodic and current reports required under the Securities Exchange Act of 1934, as amended.

•	Background (page 5)

The Trust is a Delaware trust formed primarily to make investments in projects and businesses in the energy and infrastructure sectors. For the reasons described below, the Managing Shareholder has determined that it is in the best interests of the Trust and its shareholders that the Trust be dissolved and liquidated.

At September 30, 2008, the Trust had recorded shareholders’ equity of $4.4 million, comprised primarily of cash and cash equivalents totaling $4.3 million. The Trust also has an investment in one operating asset that is owned by Sunnyside Cogeneration Partners, L.P., or Sunnyside, a California limited partnership, which is wholly-owned by the Trust. The general partner of Sunnyside is RW Monterey, Inc., or RW Monterey, a California corporation wholly-owned by the Trust. Sunnyside owns a 5.5 megawatt cogeneration facility on approximately two acres of land in Monterey County, California, referred to as Monterey. Monterey began operations in 1991 using reciprocating engines to generate electricity for sale to Pacific Gas and Electric Company, or PG&E, and to supply thermal energy (in the form of steam) to a greenhouse operation on an adjacent property. Monterey has not operated since January 2006, due to a contract dispute with PG&E, which has led to litigation between Sunnyside and PG&E. The Trust fully impaired the accounting value of Monterey when its operations were suspended.

The Managing Shareholder is seeking shareholder approval to dissolve and liquidate the Trust because, among other reasons:

•	Monterey is the Trust’s sole remaining operating asset. Monterey has not operated since January 2006 due to a contract dispute with PG&E, the sole purchaser of electricity from Monterey. Due to the length of time that Monterey has been idle, the expenses that would be incurred to prepare it for operation and the current market conditions for the production and sale of electricity in California, the Managing Shareholder does not believe it to be in the best interests of the Trust or the shareholders to operate Monterey, even if the PG&E litigation is resolved.

•	The expenses necessary to manage the Trust, including but not limited to accounting, legal and insurance costs, are substantial when compared to the Trust’s ability to generate profits even if Monterey were made operational.

•	The risks associated with investing the Trust’s existing cash balances in new projects are not justified, based on, among other things, the length of time the Trust has been in existence.

Sunnyside, RW Monterey, Ridgewood Power Management, LLC, a New Jersey limited liability company that provides management services to operate Monterey, the Managing Shareholder, the Trust and Sakata Seed America, Inc., or Sakata, a California corporation that is the owner of the property upon which Monterey is located, have entered into an Agreement for Termination of Ground Lease and Thermal Sales Agreement, dated as of November 21, 2008, or Ground Lease Termination Agreement pursuant to which Sunnyside’s lease of the land currently used by Monterey may terminate and all rights and obligations associated with the original agreements will terminate, subject to certain conditions.

Sunnyside and PG&E have filed lawsuits against the other for breach of contract in connection with a long-term sale of electricity contract with PG&E. The operations of Monterey have been suspended since January 2006, as a result of the contract dispute with PG&E. However, in March 2008, Sunnyside and PG&E agreed to a settlement of their respective lawsuits. The settlement is contingent upon receipt of approval from the California Public Utilities Commission, or CPUC. PG&E submitted the tentative settlement to the CPUC in July 2008. Although a CPUC hearing date is scheduled for December 18, 2008, neither PG&E, nor the Managing Shareholder, are able to estimate when the CPUC will ultimately decide the matter. The settlement includes the termination of the contract between Sunnyside and PG&E. See “RIDGEWOOD ELECTRIC POWER TRUST II – Commitments and Contingencies” on

page 6 for further discussion of the ongoing lease obligation and the pending litigation with PG&E.

•	Solicitation of Consents of Shareholders (page 9)

The Managing Shareholder, on behalf of the Trust, requests that the shareholders of the Trust approve the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation.

The Managing Shareholder is seeking shareholder approval because the Amended Declaration of Trust for Ridgewood Electric Power Trust II, dated as of July 30, 1993, as amended, or the Trust II Declaration of Trust, requires the approval of the Managing Shareholder and the holders of a majority of the shares of the Trust to dissolve and wind-up the business of the Trust. See SOLICITATION OF CONSENTS OF SHAREHOLDERS – Consents Required” on page 9.

•	Interests of the Managing Shareholder, Executive Officers and Other Parties (page 17)

Relationship With, and Payments to, the Managing Shareholder and its Affiliates

The Managing Shareholder is currently paid a management fee for the administration of the Trust and will continue to receive a fee in connection with its administration of the Trust until the termination of the Trust is effected. The Managing Shareholder may determine to establish one or more liquidating trusts, in which case it is anticipated that the manager of the liquidating trust would be reimbursed for expenses and be paid a fee in connection with the management and administration of such liquidating trusts. See “THE PLAN OF DISSOLUTION AND LIQUIDATION – Liquidating Trusts” on page 13.

Because “payout”, as defined in the Trust II Declaration of Trust, has not occurred and is not anticipated to occur by the time of, or as a result of, the dissolution and liquidation, any amount allocable to shareholders, including the Managing Shareholder of the Trust, less any funds that are held back, will be distributed 99% to the shareholders and 1% to the Managing Shareholder, as holder of the Management Share. See “INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND OTHER PARTIES – Relationship with, and Payments to, the Managing Shareholder and its Affiliates” on page 17 for a discussion regarding the Management Share and such payments.

•	Failure to Approve the Dissolution and Liquidation (page 16)

If holders of a majority of the shares of the Trust do not consent, the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation will not occur. In that event, the Managing Shareholder will continue to seek to sell or otherwise dispose of Monterey and all related assets and extinguish all related liabilities. Additionally, the Managing Shareholder will seek shareholder consent to a different plan of dissolution and liquidation. In the meantime, the Managing Shareholder anticipates that it would invest the Trust’s cash balances in U.S. government-backed short-term securities until such time as the shareholders of the Trust approve an alternate plan of dissolution and liquidation. These events may have the effect of depleting the cash balances of the Trust, since the Managing Shareholder will continue to receive a management fee and incur other Trust expenses until such time as the Trust is dissolved and liquidated.

•	Regulatory Matters (page 18)

If the shareholders approve the dissolution and liquidation pursuant to the Trust II Plan of Dissolution and Liquidation, a certificate of cancellation of the Certificate of Trust of the Trust would need to be filed with the Office of the Secretary of State of the State of Delaware to effect the termination of the Trust.

We are not aware of any other material filings, approvals or other action by any federal or state governmental administrative or regulatory authority required to affect the Trust II Plan of Dissolution and Liquidation.

•	Appraisal Rights (page 24)

Neither Delaware law nor the Trust II Declaration of Trust entitles shareholders to seek appraisal of the fair value of their shares in connection with the dissolution and liquidation of the Trust.

•	Dissolution and Liquidation of the Trust (page 12); Liquidating Trusts (page 13)

The Managing Shareholder anticipates that the Trust would be dissolved and liquidated within a reasonable time following the approval by the shareholders of the Trust of the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation. In connection with the dissolution and liquidation of the Trust, the Managing Shareholder intends to cause each of Sunnyside and RW Monterey to dissolve and liquidate. Upon completion of the winding up of the Trust, the Managing Shareholder would cause the termination of the Trust by causing a certificate of cancellation of the Certificate of Trust of the Trust to be filed in the Office of the Secretary of State of the State of Delaware. The Managing Shareholder anticipates that the Trust would thereafter file a Form 15 suspending and ultimately terminating its obligation to file periodic and current reports with the SEC. If the Managing Shareholder forms a liquidating trust, however, certain reduced ongoing periodic SEC reporting obligations may be required.

Sunnyside is currently both a plaintiff and a defendant in pending litigation with PG&E and is subject to an ongoing ground lease obligation relating to Monterey. Additionally, the Trust is both a plaintiff and defendant in pending litigation with its former independent public accountants. The ongoing lease obligations may be terminated pursuant to the Ground Lease Termination Agreement, subject to certain conditions. See “RIDGEWOOD ELECTRIC POWER TRUST II – Commitments and Contingencies” on page 6. Unless these matters and the other liabilities of the Trust are settled or otherwise disposed of prior to the dissolution and liquidation of the Trust, the Managing Shareholder may, in its sole determination on behalf of the Trust, in accordance with the Trust II Plan of Dissolution and Liquidation, establish one or more liquidating trusts, to be managed by the Managing Shareholder or its designee, and assign to such liquidating trusts, among other things, all rights, obligations and liabilities relating to or associated with the Trust’s then-existing obligations or rights.

If the Managing Shareholder determines to establish liquidating trusts, it would do so prior to the termination of the Trust. If established, the Managing Shareholder currently anticipates that it would assign to the liquidating trusts, among other things:

•	an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation and any other claims or liabilities involving the Trust and the costs and expenses of the maintenance, administration and subsequent wind-up of such liquidating trust;

•	all rights, obligations and liabilities relating to, or associated with, the Trust’s then-pending litigation and any other claims or liabilities or rights involving the Trust and any other matters that arise during the term of such liquidating trust; and

•	the right to receive any funds that the Trust or such liquidating trust are awarded in connection with the settlement or other disposition of litigation during the term of such liquidating trust or otherwise.

Shareholders would be beneficiaries of any such liquidating trust in the same proportion as they are owners of shares in the Trust as of the date determined by the Managing Shareholder. The beneficial interests of any such liquidating trust or trusts would confer upon holders solely the right to payment of funds remaining in the liquidating trust, if any, following the settlement or other disposition of the pending litigation and other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Trust II Declaration of Trust, such as the right to vote on matters specified therein, or otherwise. The Managing Shareholder or its designee would manage the liquidating trusts and be paid a management fee.

•	Distributions to Shareholders of the Trust (page 16)

If the shareholders of the Trust approve the dissolution and liquidation of the Trust, the Managing Shareholder intends to liquidate the assets of the Trust and distribute to the shareholders of the Trust the Trust’s remaining cash, subject to various conditions existing at the time of any such disbursements for which certain funds may be held back. These conditions include the status of litigation with PG&E, estimates of wind-down expenses of the Trust, and the estimated expenses associated with operating one or more liquidating trusts, if any such trust is established, as described in “THE PLAN OF DISSOLUTION AND LIQUIDATION – Liquidating Trusts” on page 13.

Following the resolution of all such matters and the winding up of the Trust, any cash of the Trust (other than cash transferred to one or more liquidating trusts or retained to complete the liquidation of the Trust) would be distributed to shareholders in accordance with the provisions of the Trust II Declaration of Trust. While the Managing Shareholder can not currently estimate the exact amount of any distributions, based on assumptions of the items discussed above, including a favorable resolution of the litigation with PG&E, the Managing Shareholder estimates that distributions to shareholders will range between $16,000 per investor share to $18,000 per investor share.

No assurances can be given as to the amount, or timing, or distributions, if any, to shareholders of the Trust, as such amount and timing would depend in part on the amount of expenses ultimately payable by the Trust and any liquidating trust, if one is established, and when such expenses become payable.

•	Federal Income Tax Consequences (page 19)

In connection with the dissolution and liquidation of the Trust, the Managing Shareholder intends to cause each of Sunnyside and RW Monterey to dissolve and liquidate. In connection with the dissolution and liquidation of Sunnyside, the Managing Shareholder intends to sell, or otherwise dispose of, the assets of Sunnyside and distribute its remaining cash to RW Monterey and to the Trust. Any such gain or loss earned by Sunnyside in connection with such disposition of assets will be allocated to the Trust and RW Monterey, which: (i) in the case of the Trust, such gain or loss will pass through to the shareholders of the Trust, and (ii) in the case of RW Monterey, the tax liability on any such gain will be borne by directly by RW Monterey.

Upon the receipt of the final liquidating distributions of cash distributed by Sunnyside, each of the Trust and RW Monterey, generally, will not recognize any additional gain for U.S. federal income tax purposes unless, and to the extent that, the amount distributed to such partner exceeds its tax basis in partnership interests.

In connection with the dissolution and liquidation of RW Monterey, RW Monterey will make liquidating distributions to the Trust. The Trust will recognize gain if, and to the extent that, the amount distributed to the Trust by RW Monterey exceeds its tax basis in its shares of RW Monterey. Any such gains will pass through to the shareholders of the Trust.

In connection with the liquidating distributions made by the Trust to any shareholder of the Trust, such shareholder will not have any gain for U.S. federal income tax purposes unless, and to the extent that, the amount distributed to such shareholder exceeds such shareholder’s adjusted tax basis in its shares of the Trust.

As part of the Trust’s overall liquidation, the Managing Shareholder may transfer a portion of the net assets and liabilities to one or more liquidating trusts. In the event that the Managing Shareholder creates one or more liquidating trusts: (i) the shareholders will be treated as having received their final liquidating distributions in the year of such transfer since the cash and other assets transferred to the liquidating trusts will be treated as having actually been distributed to the shareholders of the Trust, and therefore, such deemed distribution may impact the overall gain or loss recognized by each shareholder on the liquidation of the Trust; and (ii) each shareholder’s basis in the liquidating trust will equal the net assets and liabilities transferred to the liquidating trust.

For a more detailed explanation of the U.S. federal income tax consequences to the dissolution and liquidation of the Trust, see “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 19 of this consent statement.

Tax matters are complex, and the tax consequences of the dissolution and liquidation and their effect on you will depend on the facts of your particular situation. You are urged to consult with your own tax advisor with respect to your own individual tax consequences.

•	Information Regarding Legal Proceedings of the Trust (page 7)

Information regarding the legal proceedings of the Trust is discussed under “RIDGEWOOD ELECTRIC POWER TRUST II – Commitments and Contingencies – Legal Proceedings” on page 7.

QUESTIONS AND ANSWERS ABOUT THE SOLICITATION

Q:	Who is soliciting my consent?

A: The consent being sought by this consent statement is being solicited on behalf of the Trust by Ridgewood Renewable Power LLC, as the Managing Shareholder of the Trust.

Q:	What am I being asked to approve?

A: The Managing Shareholder requests that shareholders of the Trust approve the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation, the form of which is attached to this consent statement as Annex A.

Q:	Why is the Managing Shareholder proposing dissolution and liquidation?

A: At September 30, 2008, the Trust had recorded shareholders’ equity of $4.4 million, comprised primarily of cash and cash equivalents totaling $4.3 million. The Trust also has one operating asset, Monterey, which has not operated since January 2006 and is subject to a contract dispute and litigation with PG&E, its sole customer. Due to the length of time that Monterey has been idle, the expenses that would be incurred to prepare it for operation and the current market conditions for the production and sale of electricity in California, the Managing Shareholder does not believe that, even if the PG&E litigation is resolved, it is in the best interests of the Trust or its shareholders to operate Monterey and is therefore in the process of winding down the contractual obligations of Monterey. While the Managing Shareholder believes that investing the Trust’s current cash balances in new projects could possibly generate sufficient profits to cover the substantial expenses necessary to manage the Trust, including accounting, legal and insurance expenses, the risks of such investment are not currently justified, based on, among other things, the length of time the Trust has been in existence. Therefore, the Managing Shareholder is recommending a dissolution and liquidation of the Trust.

Q:	Will a meeting be held to vote on the proposal?

A: No. This consent statement and the accompanying consent card are furnished so that the shareholders of the Trust may take action by shareholder consent as specified herein (and in accordance with the Trust II Declaration of Trust) without the necessity of holding a special meeting of shareholders.

Q:	Who is entitled to consent to approve the proposal?

A: Only shareholders of record as of the record date will be entitled to notice of, and to consent to approve, the dissolution and liquidation.

Q:	When is the record date?

A: The record date for determining shareholders entitled to notice of, and consent to, the request for approval of the dissolution and liquidation is [          ], [          ], 2008, the date on which we transmit to shareholders this consent statement and the accompanying notice of consent.

Q:	What number of consents is required to approve the dissolution and liquidation?

A: The written unrevoked consent of the holders of a majority of the shares of the Trust outstanding as of the record date is required to approve the dissolution and liquidation of the Trust.

Q:	How many consents do I have?

A: If you consent, your consent will apply to each share of the Trust that you hold as of the record date. If you own fractional shares, your consent will apply with respect to the number of fractional shares that you own and will be treated as a consent of such fractional shares.

Q:	How long is the solicitation period?

A: The period during which consents will be solicited pursuant to this consent statement will begin on the date hereof and will continue until [          ], [          ], 2008. We refer to this period as the solicitation period. Consent cards received prior to 5:00 p.m. Eastern Time on the last day of the solicitation period will be effective, provided that the consent card has been properly executed.

Shareholders are asked to give their written consent to the proposal to approve the dissolution and liquidation no later than [          ], [          ], 2008, by returning the enclosed consent card by faxing it to (201) 447-0474 or by mailing it to Ridgewood Renewable Power LLC at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939.

Q:	What should I do now?

A: After carefully reading and considering the information contained in this consent statement, please give your consent by signing, dating and returning the enclosed consent card by mail or by faxing it to (201) 447-0474.

Q.	Do I need the signature of anyone with whom I own a share jointly?

A. Yes. If a share or fractional share is held through joint ownership, then each owner of the share or fractional share needs to sign the consent card.

Q:	May I change my consent after I have mailed or faxed my signed consent card?

A: Yes. If you submit a consent card checking the box on the card indicating that you wish to approve, not approve or abstain with respect to your shares, and then you wish to revoke or change your consent, you will need to fax or mail your written revocation or new consent so that it is received by the Managing Shareholder, at (201) 447-0474 or at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, respectively, prior to the expiration of the solicitation period.

Q:	How are consents counted?

A: If you properly sign the enclosed consent card and do not properly revoke or change your consent prior to the expiration of the solicitation period, the shares represented thereby will be counted as consenting to the approval of the dissolution and liquidation. If you properly sign the enclosed consent card but do not indicate how you would like to exercise your consent by so indicating on the card, the shares represented thereby will be counted as consenting to the approval of the proposal. If you properly sign the enclosed consent card and affirmatively elect to abstain from consenting, it will have the same effect as not consenting to the proposal. If you do not timely return your consent card, it will have the same effect as not consenting to the approval of the proposal.

Q:	What if I do not consent to approve the dissolution and liquidation?

A: If the holders of a majority of the shares of the Trust do not timely consent, the dissolution and liquidation of the Trust will not occur.

Q:	How does the Managing Shareholder recommend that I exercise my consent?

A: The Managing Shareholder has approved the dissolution and liquidation of the Trust. After evaluating the factors discussed below in “SOLICITATION OF CONSENTS OF SHAREHOLDERS — Recommendation of the Managing Shareholder” on page 10, the Managing Shareholder determined that the dissolution and liquidation of the Trust is advisable and in the best interests of the shareholders of the Trust. Accordingly, the Managing Shareholder has approved the dissolution and liquidation and recommends that the shareholders of the Trust approve the dissolution and liquidation of the Trust.

Q:	Where and when will the consents be tabulated?

A: The consents will be tabulated at the Managing Shareholder’s principal offices, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 promptly following the close of the solicitation period.

Q:	How can I find out the result of the consent solicitation?

A: The Managing Shareholder will promptly notify shareholders in writing of the results of the consent action following the tabulation of consents.

Q:	Who bears the cost of the consent solicitation?

A: The Trust is paying for the distribution and solicitation of the consents. As a part of this process, the Trust will reimburse trustees, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding consent materials to holders of shares. The Managing Shareholder, on behalf of the Trust, may solicit consents through the mail, telephone or other electronic means or in person and will not receive additional compensation for soliciting consents, although the Trust will reimburse the Managing Shareholder for its out-of-pocket expenses. The Trust currently does not expect to use an outside solicitation firm.

Q:	Who can help answer my other questions?

A: Shareholders who wish to request further information may contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel or Jeffrey H. Strasberg, Executive Vice President and Chief Financial Officer. They may be reached at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

FORWARD-LOOKING STATEMENTS

This consent statement, and the documents to which we refer you in this consent statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning the value of the Trust’s net assets, the anticipated liquidation value per share of your shares, the merits of prevailing in the litigation by and against the Trust and Sunnyside, and the timing and amounts of any distributions of liquidation proceeds to shareholders. There are forward-looking statements throughout this consent statement, including, among others, under the headings “SUMMARY TERM SHEET” and “THE PLAN OF DISSOLUTION AND LIQUIDATION” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar words or expressions. You should be aware that forward-looking statements involve significant known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations. These forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to publicly update or revise any forward-looking statements made in this consent statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	We may incur additional liabilities;

•	The amount required for the settlement of our liabilities may be higher than anticipated;

•	The shareholders may not approve the dissolution and liquidation;

•	The approval from the California Public Utilities Commission described in this consent statement may not be obtained in a timely manner or at all;

•	The shareholders may approve a continuation of the Trust after approving the dissolution and liquidation of the Trust; and

•	There is no certainty regarding the outcome of any pending litigation matters or certainty regarding legal proceedings against the Trust and Sunnyside that may be instituted following announcement of the dissolution and liquidation.

Shareholders and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements. You should not rely on these forward-looking statements without considering all of the things that could make them inaccurate. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

RIDGEWOOD ELECTRIC POWER TRUST II

General

Ridgewood Electric Power Trust II, or the Trust, is a Delaware trust formed on November 20, 1992, primarily to make investments in projects and businesses in the energy and infrastructure sectors. Ridgewood Renewable Power LLC, the Managing Shareholder, has direct and exclusive control over the management and operations of the Trust. See “The Managing Shareholder – Ridgewood Renewable Power LLC” on page 8.

The Trust sold whole and fractional investor shares of beneficial interest pursuant to a private placement offering, which was concluded in January 1994, and after payment of offering fees, commissions and investment fees, the Trust had $19.4 million available for investments and operating expenses.

The Trust has focused primarily on small-scale electricity generation projects. These projects allowed the Trust to develop secure long-term positions in attractive specialty markets for products and services provided by its projects and companies.

At September 30, 2008, the Trust had recorded shareholders’ equity of $4.4 million, comprised primarily of cash and cash equivalents totaling $4.3 million. The Trust also has an investment in one operating asset that is owned by Sunnyside Cogeneration Partners, L.P., or Sunnyside, a California limited partnership, which is wholly-owned by the Trust. The general partner of Sunnyside is RW Monterey, Inc., or RW Monterey, a California corporation wholly-owned by the Trust. Sunnyside owns a 5.5 megawatt cogeneration facility on approximately two acres of land in Monterey County, California, which is referred to as Monterey. Monterey began operations in 1991 using reciprocating engines to generate electricity for sale to Pacific Gas and Electric Company, or PG&E, and to supply thermal energy (in the form of steam) to a greenhouse operation on an adjacent property. Monterey has not operated since January 2006, due to a contract dispute with PG&E, which has led to litigation between Sunnyside and PG&E. The Trust fully impaired the accounting value of this asset when its operations were suspended. See “Business of the Trust – Monterey” on page 6.

The mailing address and telephone number of the Trust’s principal executive offices are care of Ridgewood Renewable Power LLC at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, telephone number (201) 447-9000.

Background

The Managing Shareholder believes it is unlikely that the business of the Trust will be profitable in the foreseeable future. The operations of the Trust’s only operating asset have been suspended since January 2006 due to the contract dispute with PG&E, its sole customer. During this almost three-year period, the costs associated with re-starting and then operating Monterey have risen substantially, including the costs to procure natural gas to fuel the engines, to re-tool the engines to make them operable after an extended period of inaction, and to find qualified employees. Even if the litigation with PG&E is resolved, in light of these costs, the profits that Monterey could generate, and the Trust’s level of expenses necessary to manage the Trust, make it unlikely that the Trust would be profitable. While investing the Trust’s existing cash balances could increase the likelihood of profitability of the Trust, the Managing Shareholder does not intend to make any new investments, as the risks associated with such investments are not currently justified, based on, among other things, the length of time the Trust has been in existence.

Based on the foregoing, the Managing Shareholder determined that the dissolution and liquidation of the Trust pursuant to the terms of the Trust II Plan of Dissolution and Liquidation is in the best interests of the Trust and its shareholders, has approved the dissolution and liquidation of the Trust pursuant to the terms of the Trust II Plan of Dissolution and Liquidation, and recommends that this proposal be approved by the shareholders of the Trust.

Business of the Trust

Monterey

In January 1995, the Trust purchased 100% of the equity interests in Sunnyside, which owns Monterey, a 5.5 megawatt cogeneration project located in Salinas, Monterey County, California. Monterey began operations in 1991 using natural gas fired reciprocating engines to generate electricity for sale to PG&E under a long-term contract expiring in 2020, or the PG&E Contract. PG&E is also obligated to pay capacity payments to Monterey generally based on its available capacity. Thermal energy from Monterey’s operations provides steam to an adjacent greenhouse under a long-term contract that also terminates in 2020. Monterey is operated on behalf of the Trust by Ridgewood Power Management on an at-cost basis.

Monterey’s contract prices with PG&E were determined pursuant to a contract formula approved by the CPUC, with the energy payment originally based upon a benchmark energy price, adjusted for changes over time in a natural gas price index, which is referred to as the Short Run Avoided Cost Methodology, or SRAC. In 2001, in order to resolve outstanding issues associated with PG&E’s bankruptcy, Sunnyside entered into an amendment to the PG&E Contract, which provided, among other things, that Monterey would receive a fixed energy payment (as well as the required capacity payment) for a term of five years, until August 2006. Upon expiration of the amendment through the remainder of the term of the PG&E Contract, the SRAC formula contained in the PG&E Contract, which is a variable payment, was to have been used to determine the energy price paid by PG&E.

In order to have sufficient natural gas at fixed prices during the term of the amendment to the PG&E Contract, in August 2001, Sunnyside also entered into an agreement with Coral Energy Services, Inc., or Coral, a subsidiary of Shell Oil, to procure its natural gas fuel at a fixed price through August 2006. Coral and Sunnyside also had a master re-sale agreement, which also expired in August 2006. The agreement with Coral enabled Monterey to not take delivery of, and instead sell back to Coral, certain amounts of natural gas, once predetermined prices had been established. During the term of the agreement with Coral, Monterey occasionally re-sold gas back to Coral. Both the amendment to the PG&E Contract and the natural gas agreement with Coral expired in August 2006.

Commitments and Contingencies

The Ground Lease

Sunnyside entered into a non-cancelable ground lease with Sakata Seed America, Inc., or Sakata, a California corporation, for the site where Monterey is located, with an expiration date in May 2021, collectively referred to as the Ground Lease. The Ground Lease calls for future minimum lease payments of approximately $12,000 per year and the delivery of by-product steam to an adjacent greenhouse.

On November 21, 2008, Sunnyside, RW Monterey, Ridgewood Power Management, the Managing Shareholder, the Trust and Sakata entered into an Agreement for Termination of Ground Lease and Thermal Sales Agreement, or Ground Lease Termination Agreement, relating to the termination of the Ground Lease. The parties’ obligations under the Ground Lease Termination Agreement are subject to, among other things, Sunnyside’s completion of any required environmental clean-up. In exchange for Sakata’s agreement to terminate the Ground Lease, Sunnyside, pursuant to a separate arrangement with a restoration/removal company, will remove all property belonging to Sunnyside, except for an existing building, from the premises as well as a water storage tank on the land that is owned by Sakata. Sunnyside will engage the restoration/removal company to conduct and complete the removal and restoration of the land. All of Sunnyside’s ownership of its property and equipment, except for the building, as well as Sakata’s ownership of the water storage tank and any related equipment, will be transferred to the restoration/removal company. Through its agreement with the restoration/removal company, Sunnyside will, at its expense, repair all damage to the land and will restore the land to substantially the same condition it was in on the date of the execution of the Ground Lease. Upon satisfaction of the foregoing requirements, the parties intend to terminate the Ground Lease without further expense to, or payment from, Sunnyside, and the parties to the Ground Lease Termination Agreement are to execute a mutual release in connection with such termination.

Legal Proceedings

Sunnyside received notice on December 1, 2005, from PG&E directing Sunnyside to increase the operations of Monterey from 13 hours, 5 days a week to 24 hours, 7 days a week. However, prior to that notice, PG&E had been operating or ‘dispatching’ Monterey on a 13 by 5 basis for over 15 years. In light of the fixed energy prices it was receiving from PG&E at that time and the then high costs of natural gas, Sunnyside determined that it could not operate Monterey profitably on such a 24 by 7 schedule and was concerned that if it continued to only operate on a 13 by 5 basis, PG&E might refuse to pay for delivered electricity. Sunnyside requested from PG&E to limit the operations of Monterey to the 13 by 5 basis, but this request was denied. As a result, effective January 9, 2006, Monterey ceased its operations. Monterey remains closed as of the date of this consent statement. Sunnyside and PG&E have filed lawsuits against the other for breach of contract.

Sunnyside filed a complaint against PG&E in the San Francisco Superior Court on May 16, 2006, referred to herein as the Monterey Complaint. The Monterey Complaint seeks damages for breach of contract, damages for PG&E’s breach of the implied covenant of good faith and fair dealing, and a claim for declaratory relief against PG&E, seeking a judicial determination that PG&E’s conduct materially breached the parties’ agreement and justified the suspension of performance by Monterey. Sunnyside was seeking damages against PG&E estimated at approximately $5 million.

On May 14, 2007, PG&E filed a complaint in San Francisco Superior Court against Sunnyside, referred to as the PG&E Complaint. The PG&E Complaint arises out of the same transactions and occurrences that gave rise to the Monterey Complaint against PG&E. PG&E asserted claims for compensatory damages for breach of contract and breach of the implied covenant of good faith and fair dealing as well as “restitution” of capacity payments made to Sunnyside on a theory of unjust enrichment, and declaratory relief for repayment of capacity payments made to Sunnyside. PG&E was seeking restitution damages against Sunnyside estimated at approximately $4.8 million.

The claims made by PG&E have been made solely against Sunnyside and do not involve any claims against the Trust. In March 2008, Sunnyside and PG&E reached a tentative settlement of all claims against each other whereby PG&E would pay Sunnyside $500,000 and the PG&E Contract would terminate. This settlement is contingent upon receipt of approval from the CPUC of PG&E’s ability to recover the settlement amount in its rate base. Such approval was requested by PG&E in

July 2008 and the CPUC has scheduled a hearing date for December 18, 2008 with respect to such approval. Neither PG&E, nor the Managing Shareholder, are able to estimate when the CPUC will ultimately decide the matter. As a result, the Managing Shareholder cannot estimate the timing of this settlement, or if such a settlement will occur.

On August 16, 2006, the Trust and several affiliated entities, including the Managing Shareholder, filed lawsuits against the former independent registered public accounting firm for the Trust and several affiliated entities, Perelson Weiner, LLP, or Perelson Weiner, in New Jersey Superior Court. The suits alleged professional malpractice and breach of contract in connection with audit and accounting services performed for the Trust and other plaintiffs by Perelson Weiner. On October 20, 2006, Perelson Weiner filed a counterclaim against the Trust and other plaintiffs alleging breach of contract due to unpaid invoices with a combined total of approximately $1.2 million. Discovery is ongoing and no trial date has been set. The costs and expenses of this litigation, including adverse judgments, if any, are being paid for by the Managing Shareholder and affiliated management companies and not the underlying investment funds, including the Trust.

The Managing Shareholder – Ridgewood Renewable Power LLC

The Managing Shareholder, Ridgewood Renewable Power LLC, is a New Jersey limited liability company that is controlled by Robert E. Swanson, who is the manager, chairman and, together with his family trusts, owner of all of its membership interests.

The Managing Shareholder serves as the managing shareholder of the following Delaware trusts:

•	Ridgewood Electric Power Trust I;

•	The Trust;

•	Ridgewood Electric Power Trust III;

•	Ridgewood Electric Power Trust IV;

•	Ridgewood Electric Power Trust V;

•	The Ridgewood Power Growth Fund;

•	Ridgewood/Egypt Fund; and

•	Ridgewood Power B Fund/Providence Expansion.

SOLICITATION OF CONSENTS OF SHAREHOLDERS

The Proposal

The Managing Shareholder, on behalf of the Trust, requests that shareholders of the Trust approve the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation. If the dissolution and liquidation is approved by the shareholders of the Trust and all other necessary or appropriate approvals are obtained, the Managing Shareholder would, among other things:

•	adopt the Trust II Plan of Dissolution and Liquidation;

•	cause each of Sunnyside and RW Monterey to dissolve and liquidate;

•	if determined by the Managing Shareholder to be appropriate, establish one or more liquidating trusts and assign to such liquidating trusts the assets, rights, obligations and liabilities described in “THE PLAN OF DISSOLUTION AND LIQUIDATION – Liquidating Trusts” on page 13;

•	make a liquidating distribution to shareholders of the Trust of cash remaining in the Trust, if any, following the resolution of all litigation or claims involving the Trust and the satisfaction of all outstanding liabilities and obligations of the Trust and the distribution of all assets of the Trust, as described in “THE PLAN OF DISSOLUTION AND LIQUIDATION – Distributions to Shareholders of the Trust” on page 16;

•	file a certificate of cancellation of the Certificate of Trust of the Trust with the Office of the Secretary of State of the State of Delaware at the appropriate time to effect the termination of the Trust, in accordance with the Trust II Plan of Dissolution and Liquidation; and

•	cause the Trust to file a Form 15 terminating its obligations to file with the Securities and Exchange Commission, or SEC, periodic and current reports required under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Record Date

The record date for determining shareholders entitled to notice of, and consent to, the proposal is the date on which the Trust transmits to shareholders this consent statement and the accompanying notice of consent. Only shareholders of record as of that date will be entitled to notice of, and to consent to, the proposal. On the record date, 235.3775 shares, held by approximately [          ] shareholders, of the Trust were outstanding and eligible to consent to the proposal. The Trust has no other class of securities outstanding entitled to consent to the approval of the proposal.

Consents Required

Under the Trust II Declaration of Trust, the Trust will dissolve and its business will be wound up upon the decision of the Managing Shareholder and the holders of a majority of shares of the Trust. However, the Trust may be continued: (i) if, pursuant to the Trust II Declaration of Trust, the Managing Shareholder and the holders of a majority of the shares of the Trust approve the continuation of the Trust within 90 days after the approval of the dissolution and liquidation by the shareholders, or (ii) pursuant to the Trust II Declaration of Trust, if there is no remaining Managing Shareholder, within 90 days after the approval of the dissolution and liquidation, the holders of a majority of the shares of the Trust elect, in writing, that the Trust be continued and designate a substitute Managing Shareholder, or (iii) if, pursuant to Section 3808(c) of the Delaware Statutory Trust Act, each shareholder who consented to approve the dissolution and liquidation of the Trust has subsequently consented to continue the Trust. See “THE PLAN OF DISSOLUTION AND LIQUIDATION – Legal Authority ” on page 14. The Managing Shareholder has determined that it will not approve such continuation during such period and does not believe that a continuation permitted by the Delaware Statutory Trust Act will occur. Accordingly, the Managing Shareholder expects that if the shareholders of the Trust approve the dissolution and liquidation of the Trust, following receipt of such approval, the Trust will become subject to the Trust II Plan of Dissolution and Liquidation.

The written unrevoked consents from the holders of a majority of the shares of the Trust must be timely delivered to the Managing Shareholder to effect the adoption of the Trust II Plan of Dissolution and Liquidation. You have one consent for each Trust share you own as of the record date. If you consent, your consent will apply to each share of the Trust that you hold as of the record date. If you own fractional shares, your consent will apply with respect to the number of fractional shares that you own and will be treated as a consent of a fraction of a share. If you own a share or fractional share jointly with another individual, you and that individual must both sign the consent card where indicated. If you deliver a consent with respect to fractional shares, your consent will be combined with the consents of other fractional shares.

The solicitation period will begin on the date hereof and will continue until [          ], [          ], 2008. The deadline for the delivery to the Managing Shareholder of written consents is 5:00 p.m. Eastern Time on the last day of the solicitation period. Shareholders are asked to give their written consent to the proposal to approve the proposal no later than [          ], [          ], 2008, by returning the enclosed consent card by faxing it to (201) 447-0474 or mailing it to Ridgewood Renewable Power LLC at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939.

Recommendation of the Managing Shareholder

After evaluating the factors described under the caption “RIDGEWOOD ELECTRIC POWER TRUST II – Background” on page 5, the Managing Shareholder determined that there were no significant negative factors relating to the proposed dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation that make such dissolution and liquidation inadvisable, and that therefore, the dissolution and liquidation of the Trust is advisable and in the best interests of the shareholders of the Trust. The Managing Shareholder has approved the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation and recommends that the shareholders of the Trust approve the dissolution and liquidation pursuant to the Trust II Plan of Dissolution and Liquidation.

Date, Time and Place of Tabulation of Consents

The consents will be tabulated at the Managing Shareholder’s principal offices, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 promptly following the expiration of the solicitation period. The solicitation period is currently scheduled to expire on [          ], [          ], 2008.

All properly executed or submitted consents received in time for the tabulation of consents will be counted as consents by the holder. If you sign and timely return a consent card, unless you properly revoke or change your consent, your shares represented by the consent card will be counted as consents to the approval of the proposal.

Tabulation inspectors appointed for the tabulation of consents to the proposal will tabulate the written consents. Failure to execute and timely deliver a consent card will constitute a rejection of the proposal. The Managing Shareholder will promptly notify shareholders in writing of the results of the consent action following the tabulation of consents.

Shareholders who have questions or requests for assistance in completing and submitting consent cards should contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel or Jeffrey H. Strasberg, Executive Vice President and Chief Financial Officer. They may be reached at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

Revocability of Consents

You can revoke or change your consent card at any time before the expiration of the solicitation period, if you:

•	send a written, dated notice to the Managing Shareholder at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, stating that you would like to revoke your consent; and

•	date, sign and submit a new consent card that is received by the Managing Shareholder prior to [ ], 2008, the expiration of the solicitation period.

The delivery of a subsequently dated consent card which is properly marked, dated, signed and delivered to the Managing Shareholder will constitute a revocation of any earlier consent. If you have instructed a custodian, trustee or other person to consent to approve the proposal, to not approve the proposal or to abstain with respect to the proposal, with respect to your shares, you must follow the directions provided by such person to change those instructions.

Effectiveness of Consents

The actions proposed in this consent statement will be adopted when properly completed, unrevoked consents are signed by a majority of shareholders of the Trust outstanding as of the record date (other than the Management Share held by the Managing Shareholder), and such consents are submitted to, and tabulated by, the Managing Shareholder. The failure to execute a consent has the same effect as not consenting to the approval of the proposal.

Abstentions

Abstentions will have the same effect as not consenting to the approval of the dissolution and liquidation.

Cost of Solicitation of Consents

The Trust is paying for distributing and soliciting the consents. As a part of this process, the Trust will reimburse trustees, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding consent materials to holders of shares. See “THE PLAN OF DISSOLUTION AND LIQUIDATION – Fees and Expenses” on page 17. The Managing Shareholder may solicit consents, on behalf of the Trust, through the mail, telephone or other electronic means or in person and will not receive additional compensation for soliciting consents, but the Trust will reimburse the Managing Shareholder for its out-of-pocket expenses. Management of the Trust currently does not expect to use an outside consent solicitation firm.

THE PLAN OF DISSOLUTION AND LIQUIDATION

The consent being sought by this consent statement is being solicited by the Managing Shareholder on behalf of the Trust. The Managing Shareholder, on behalf of the Trust, requests that the shareholders approve the proposal described in this consent statement to liquidate and dissolve the Trust pursuant to the Trust II Plan of Dissolution and Liquidation.

The Managing Shareholder is seeking shareholder approval to liquidate and dissolve the Trust because the Trust II Declaration of Trust requires the approval of the Managing Shareholder and the holders of a majority of the shares of the Trust to dissolve and wind-up the business of the Trust. Following the approval of the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation, the Trust will become subject to the Trust II Plan of Dissolution and Liquidation, unless the Trust is continued. See “Legal Authority” on page 14 for a discussion of the methods of continuing the Trust after approval of its dissolution and liquidation.

Summary of Plan of Dissolution and Liquidation

If the shareholders approve the dissolution and liquidation pursuant to the Trust II Plan of Dissolution and Liquidation, the Trust II Plan of Dissolution and Liquidation will become effective and within a reasonable time following the approval by the shareholders, the Trust will dissolve and its affairs will be wound up in accordance with the provisions of the Trust II Plan of Dissolution and Liquidation, the applicable terms of the Trust II Declaration of Trust, the Delaware Statutory Trust Act and the laws of the State of Delaware. Once the Trust II Plan of Dissolution and Liquidation becomes effective, the Managing Shareholder will have the sole authority to conduct the winding up of the business and affairs of the Trust and would proceed to liquidate the Trust on such terms as the Managing Shareholder, in its sole determination, deems to be in the best interests of the Trust.

The Managing Shareholder intends to dispose of Monterey, its only operating asset, and other assets of the Trust, cause the termination of the Ground Lease pursuant to the Ground Lease Termination Agreement (see “RIDGEWOOD ELECTRIC POWER TRUST II – Commitments and Contingencies – The Ground Lease” on page 6), cause each of Sunnyside and RW Monterey to dissolve and liquidate, and wind up the affairs of the Trust. No assurance can be given that Sunnyside and RW Monterey will be dissolved and liquidated or that any such subsequent disposition of the operating assets and other asset will occur or, in either case, that such action will take place within a reasonable time following the approval of the dissolution and liquidation of the Trust.

The Managing Shareholder intends to distribute in liquidation its remaining cash, less such amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses of the ongoing obligations of the Trust, and if formed, one or more liquidating trusts, including those costs, liabilities and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of pending or future litigation or claims involving the Trust, as described below.

Sunnyside is currently both a plaintiff and a defendant in pending litigation with PG&E and is subject to the Ground Lease. Additionally, the Trust is both a plaintiff and defendant in pending litigation with its former independent public accountants. The termination of the lease pursuant to the Ground Lease Termination Agreement is subject to certain conditions. See “RIDGEWOOD ELECTRIC POWER TRUST II – Commitments and Contingencies” on page 6 for further discussion. Unless these matters and the other liabilities of the Trust are settled or otherwise disposed of prior to the dissolution and liquidation of the Trust, the Managing Shareholder may, in its sole determination on behalf of the Trust, in accordance with the Trust II Plan of Dissolution and Liquidation, establish one or more liquidating trusts, to be managed by the Managing Shareholder or its designee, and assign to such liquidating trusts, among other things, all rights, obligations and liabilities relating to or associated with the Trust’s then-existing obligations or rights.

If adopted by the shareholders of the Trust, pursuant to the Trust II Plan of Dissolution and Liquidation, the Trust will terminate upon the earlier of (i) the filing of the certificate of cancellation of the Certificate of Trust of the Trust or (ii) the continuation of the Trust pursuant to the Trust II Declaration of Trust or pursuant to Section 3808(c) of the Delaware Statutory Trust Act, as described under “Legal Authority” on page 14.

Liquidating Trusts

If the Managing Shareholder determines to establish one or more liquidating trusts, any such liquidating trust would likely be formed as a statutory trust governed by the laws of the State of Delaware prior to the termination of the Trust. After its establishment, the Managing Shareholder may, on behalf of the Trust, assign to such liquidating trust, among other things:

•	an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation and any other claims or liabilities involving the Trust and the costs and expenses of the maintenance, administration and subsequent wind-up of the liquidating trust;

•	all rights, obligations and liabilities relating to, or associated with, the Trust’s then-pending litigation and any other claims or liabilities or rights involving the Trust and any other matters that arise during the term of the liquidating trust; and

•	the right to receive any funds that the Trust or the liquidating trust are awarded in connection with the settlement or other disposition of litigation during the term of the liquidating trust or otherwise.

Shareholders would be beneficiaries of any such liquidating trust in the same proportion as they are owners of shares in the Trust as of the date determined by the Managing Shareholder. The beneficial interests of any such liquidating trust or trusts would confer upon holders solely the right to payment of funds remaining in the liquidating trust, if any, following the settlement or other disposition of the pending litigation and other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Trust II Declaration of Trust, such as the right to vote on matters specified therein, or otherwise. The Managing Shareholder or its designee would manage the liquidating trusts and be paid a management fee as compensation.

The beneficial interests would not be certificated but would be maintained in book-entry format by the liquidating trust. In addition, the beneficial interests in the liquidating trust would not be transferable, except by will, intestate succession or operation of law. Any liquidating trust, as well as the obligations, litigation and wind-up matters subject to such trust, would be administered by the Managing Shareholder, or its designee, and would be subject to the complete and exclusive management discretion of the Managing Shareholder, or its designee. If the Managing Shareholder determines to establish one or more liquidating trusts, it is anticipated that the Managing Shareholder, or its designee would be reimbursed for expenses and would be paid a fee in connection with its management and administration of each such liquidating trust.

Pursuant to the Trust II Plan of Dissolution and Liquidation and the terms of the instrument likely to govern any such liquidating trust, the Managing Shareholder would permit the liquidating trust to use the funds in the liquidating trust that are not distributed to beneficiaries (i.e., shareholders of Trust II) only for the maintenance, settlement or other disposition of litigation and any other claims or liabilities involving the Trust and for the payment of expenses. Any such liquidating trust would not make any regular distribution of funds in the liquidating trust or funds awarded to the Trust or the liquidating trust during the term of the liquidating trust until the obligations, litigation, and all related expenses, are satisfied; provided that, in the event that funds are awarded to the Trust or the liquidating trust during the term of the liquidating trust, the liquidating trust would receive and hold such funds until the dissolution and liquidation of the liquidating trust or such earlier time (or from time to time) as the Managing Shareholder may determine to distribute such funds, or any portion thereof, to the beneficiaries, as the Managing Shareholder deems appropriate.

It is intended that any liquidating trust would be liquidated and all of its remaining assets, if any, would be distributed to the beneficiaries of the liquidating trust as soon as reasonably practicable after the obligations, pending litigation and any other claims or liabilities involving the Trust are settled or otherwise disposed of, and in any event upon the third anniversary of the date that assets are first transferred to the liquidating trust, which final distribution date may be extended by the manager of the liquidating trust.

If the Managing Shareholder determines to establish one or more liquidating trusts, as described above, the Managing Shareholder believes that any such liquidating trust may not be an SEC reporting company and if so, would not be required to file periodic and current reports with the SEC, or that alternately, it may be subject to reduced reporting requirements. If it is determined that such liquidating trusts are subject to reduced reporting requirements by the SEC, the Managing Shareholder, or its designee, may be required to issue unaudited annual reports to the beneficiaries showing the assets and liabilities of any liquidating trust at the end of each fiscal year and the receipts and disbursements of the liquidating trust for the fiscal year then ended. The annual reports also could describe the changes in the liquidating trust’s assets during the reporting period and the actions taken by the manager of the liquidating trust during the period. Although the financial statements contained in such reports would not be audited, they will be prepared in conformity with accounting principles generally accepted in the United States of America. The manager of the liquidating trust also would cause the liquidating trust to distribute to the beneficiaries a periodic report if, in the opinion of the manager, a material event relating to the liquidating trust’s assets has occurred. There can be no assurance that the SEC would permit any such reduced reporting or that the SEC will not consider the liquidating trust to be an SEC reporting company required to file periodic and current reports with the SEC.

Legal Authority

The business and operations of the Trust are governed by the Delaware Statutory Trust Act. The Delaware Statutory Trust Act broadly permits the governing instrument of a Delaware trust to regulate the trust’s activities. Section 3806(b)(3) of the Delaware Statutory Trust Act permits a Delaware trust’s governing instrument to “contain any provision relating to the management of the business and affairs of the statutory trust, and the rights, duties and obligations of the trustees, beneficial owners and other persons, which is not contrary to any provision or requirement of” the Delaware Statutory Trust Act, including “the dissolution of the statutory trust.” The Delaware Statutory Trust Act also permits the governing instrument of a Delaware trust to include provisions regarding record dates and shareholder meetings. Pursuant to Section 3806(b)(5) of the Delaware Statutory Trust Act, the governing instrument may “set forth provisions relating to notice of the time, place or purpose of any meeting at which any matter is to be voted on, waiver of any such notice, action by consent without a meeting, the establishment of record dates, quorum requirements, voting in person, by proxy or in any other manner, or any other matter with respect to the exercise of any such right to vote.”

The governing instrument of the Trust contains such provisions governing the dissolution and liquidation of the Trust and action by consent without a meeting. The Managing Shareholder, on behalf of the Trust, is seeking shareholder approval of the dissolution and liquidation by written consent instead of by a vote taken at a meeting of shareholders.

There is no express provision in either the Trust II Declaration of Trust or in the Delaware Statutory Trust Act requiring separate shareholder approval for the disposition of assets of the Trust subsequent to the approval of the dissolution and liquidation of the Trust. The Managing Shareholder anticipates that the separate consent of shareholders of the Trust to any specific disposition of assets of the Trust will not be sought, and no shareholder approval will be required for any such disposition within three years after the approval of the dissolution and liquidation. In the event that the disposition of the Trust’s assets does not occur within such three-year period (an event which the Managing Shareholder does not believe is likely to occur), the Managing Shareholder will consider alternatives available at such time and whether shareholder approval would be required for any disposition of assets subsequent to such time. The Managing Shareholder will cause the proceeds of the disposition of the Trust’s assets to be paid or distributed (or will make reasonable provision for the payment thereof) in the order of priority set forth in the Trust II Plan of Dissolution and Liquidation.

Under the Delaware Statutory Trust Act and the Trust II Declaration of Trust, the dissolution and wind-up of the Trust does not end the existence of the Trust or cause the shareholders of the Trust to cease to be beneficial owners. The Trust II Declaration of Trust remains in full force and effect during the period of dissolution and winding up and until such time as the Trust is terminated. Without limitation, the shareholders will continue during such period to receive cash flow and share profits and losses for all tax and other purposes, in each case, as provided in, and in accordance with the terms of, the Trust II Declaration of Trust. The Managing Shareholder anticipates that the Trust would be dissolved and liquidated within a reasonable time following the approval of the dissolution and liquidation pursuant to the Trust II Plan of Dissolution and Liquidation.

Upon completion of the winding up of the Trust, the Managing Shareholder will cause the termination of the Trust by causing a certificate of cancellation of the Certificate of Trust of the Trust to be filed in the Office of the Secretary of State of the State of Delaware and the Managing Shareholder will cause the cancellation of any qualifications of the Trust as a foreign trust in jurisdictions other than the State of Delaware. The Managing Shareholder will also cause the Trust to file a Form 15 terminating its obligations to file periodic and current reports with the SEC, as required under the Exchange Act.

The Trust may be continued: (i) if, pursuant to the Trust II Declaration of Trust, the Managing Shareholder and the holders of a majority of the shares of the Trust approve the continuation of the Trust within 90 days after the approval of the dissolution and liquidation the by shareholders, or (ii) pursuant to the Trust II Declaration of Trust, if there is no remaining Managing Shareholder, within 90 days after the approval of the dissolution and liquidation, the holders of a majority of the shares of the Trust elect, in writing, that the Trust be continued and designate a substitute Managing Shareholder, or (iii) pursuant to Section 3808(c) of the Delaware Statutory Trust Act, Section 3808(c) of the Delaware Statutory Trust Act states that the existence of a Delaware statutory trust such as the Trust may be continued regardless of the occurrence of an event triggering dissolution if, prior to the filing of a certificate of cancellation of the Trust, the Trust is continued pursuant to the affirmative vote or written consent of all remaining beneficial owners of the Trust (and any other person whose approval is required under the trust’s declaration of trust to revoke a dissolution pursuant to Section 3808(c) of Delaware Statutory Trust Act), or, if the dissolution was caused by a vote or written consent, if each beneficial owner and other person (or their respective personal representatives) who voted in favor of, or consented to, the dissolution has voted or consented in writing to continue the Trust. The Managing Shareholder does not believe that any such continuation will be approved.

Failure to Approve the Dissolution and Liquidation

If shareholders of the Trust do not approve the dissolution and liquidation of the Trust pursuant to the Trust II Plan of Dissolution and Liquidation, the Managing Shareholder will continue to seek to sell or otherwise dispose of Monterey and all related assets and extinguish all related liabilities. Additionally, the Managing Shareholder will seek shareholder consent to a different plan of dissolution and liquidation. In the meantime, the Managing Shareholder anticipates that it would invest the Trust’s cash balances in U.S. government-backed short-term securities until such time as the shareholders of Trust approve an alternate plan of dissolution and liquidation. These events may have the effect of depleting the cash balances of the Trust, since the Managing Shareholder will continue to receive a management fee and incur other Trust expenses until such time as the Trust is dissolved and liquidated.

Liquidating Distributions by the Trust

The Trust II Declaration of Trust provides that net cash flow of the Trust, less reasonable reserves which the Managing Shareholder deems necessary to cover expenses, including, but not limited to such amount, if any, reasonably determined by the Managing Shareholder to be sufficient to cover the costs and expenses of the ongoing litigation and other matters and the ultimate settlement or other disposition of such matters, is to be distributed to shareholders of the Trust and the Managing Shareholder from time to time, as the Trust deems appropriate.

Pursuant to the Trust II Declaration of Trust, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions from dispositions of assets, net of any amounts used to repay shareholder loans, are to be allocated 99% to the shareholders (including the Managing Shareholder to the extent that it holds shares) and 1% to the Managing Shareholder, as holder of the Management Share. After “payout,” dispositions are allocated 80% to shareholders and 20% the Managing Shareholder.

Because “payout” has not occurred and is not anticipated to occur by the time of, or as a result of, the dissolution and liquidation, any amount allocable to shareholders of the Trust, less any funds that are held back, will be distributed 99% to the shareholders and 1% to the Managing Shareholder, as holder of the Management Share. See “INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND OTHER PARTIES – Relationship with, and Payments to, the Managing Shareholder and its Affiliates” on page 17 for a discussion regarding the Management Share and such payments.

Distributions to Shareholders of the Trust

If the shareholders of the Trust approve the dissolution and liquidation of the Trust, the Managing Shareholder intends to liquidate the assets of the Trust and distribute to the shareholders of the Trust the Trust’s remaining cash, subject to various conditions existing at the time of any such disbursements for which certain funds may be held back, including the status of litigation with

PG&E, estimates of wind-down expenses of the Trust and the estimated expenses associated with operating one or more liquidating trusts, if any such trust is established, as described above and in “THE PLAN OF DISSOLUTION AND LIQUIDATION – Liquidating Trusts” on page 13.

Following the resolution of all such matters and the winding up of the Trust, any cash of the Trust (other than cash transferred to one or more liquidating trusts or retained to complete the liquidation of the Trust) would be distributed to shareholders in accordance with the provisions of the Trust II Declaration of Trust. While the Managing Shareholder can not currently estimate the exact amount of any distributions, based on assumptions of the items discussed above, including a favorable resolution to the litigation with PG&E, the Managing Shareholder estimates that distributions to shareholders will range between $16,000 per investor share to $18,000 per investor share.

No assurances can be given as to the amount, or timing, or distributions, if any, to shareholders of the Trust, as such amount and timing would depend in part on the amount of expenses ultimately payable by the Trust and any liquidating trust, if one is established, and when such expenses become payable.

Fees and Expenses

Fees and expenses, estimated to be approximately $150,000, include, but are not limited to, fees and expenses incurred by the Trust relating to advisory, legal, consulting and accounting services provided to the Trust in connection with the approval of the dissolution and liquidation pursuant to the Trust II Plan of Dissolution and Liquidation and the costs of the solicitation, such as the preparation of the consent statement and related costs of filings, printing and mailing fees and postage.

INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND OTHER PARTIES

Relationship With, and Payments to, the Managing Shareholder and its Affiliates

The Managing Shareholder, Ridgewood Renewable Power, is controlled by Robert E. Swanson, who is its manager and chairman and who, together with his family trusts, owns all of its membership interests. The Trust does not have a board of directors nor an audit committee or nominating committee. Instead, the Managing Shareholder effectively performs the functions that the board of directors or the audit or nominating committee would otherwise perform. As Managing Shareholder of the Trust, Ridgewood Renewable Power has direct and exclusive control over the management and operations of the Trust.

Prior to “payout” as described under “THE PLAN OF DISSOLUTION AND LIQUIDATION – Liquidating Distributions by the Trust” on page 16, all distributions from dispositions of assets, net of any amounts used to repay shareholder loans, are to be allocated 1% to the Managing Shareholder, as holder of the Management Share and after “payout,” dispositions are to be allocated 20% the Managing Shareholder. In addition, the Managing Shareholder is a shareholder of the Trust and will receive a pro rata share of the distribution of the Trust based upon its ownership of such shares of the Trust. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” on page 23.

As compensation for its management services, the Managing Shareholder is entitled to an annual management fee, payable monthly, equal to 1.5% of the Trust’s prior year net asset value. The Managing Shareholder is also entitled to receive reimbursement from the Trust for operating expenses incurred by the Trust, or by the Managing Shareholder on behalf of the Trust, and paid by the Managing Shareholder. The Managing Shareholder will continue to receive management fees throughout the wind-up of the Trust or, in the event the shareholders do not approve the dissolution and liquidation pursuant to the Trust II Plan of Dissolution and Liquidation, the Managing Shareholder will continue to receive a management fee until such time as the Trust is dissolved and liquidated. The Managing Shareholder has arranged for operation and management of Sunnyside to be performed by its affiliate, Ridgewood Power Management, on an at-cost basis. Ridgewood Power Management is owned and controlled by Robert E. Swanson. Because the Trust is obligated to reimburse the Managing Shareholder or its affiliates for all third-party direct expenses it incurs on the Trust’s behalf, there is no maximum amount that the Trust may be required to pay to the Managing Shareholder. If a liquidating trust is established, it is anticipated that the manager of the liquidating trust would be reimbursed for expenses and would be paid a management fee in connection with its management and administration of such liquidating trust.

In accordance with the Trust II Declaration of Trust, upon or prior to the first distribution in liquidation, the Managing Shareholder shall contribute to the capital of the Trust an amount equal to any deficit in the capital account of the Managing Shareholder calculated just prior to the date of such distribution. As of December 31, 2007, the last date such calculation was made, the Managing Shareholder would have been required to contribute approximately $140,000 if the Trust had been making a liquidating distribution.

The Managing Shareholder serves as the managing shareholder (or managing member, as appropriate) of a number of affiliated funds and investment vehicles similar to the Trust and, through Ridgewood Power Management, provides services to those entities similar to those provided to the Trust.

In considering the recommendations of the Managing Shareholder for the approval of the dissolution and liquidation of the Trust, you should be aware that the Trust and its shareholders may have interests in the dissolution and liquidation that may be in addition to, or different from, the interests of the Managing Shareholder (and its executive officers). Neither the Managing Shareholder nor the Trust has independent directors, and thus determinations regarding the dissolution and liquidation have been made for the Trust solely by the Managing Shareholder.

REGULATORY MATTERS

If the shareholders approve the dissolution and liquidation pursuant to the Trust II Plan of Dissolution and Liquidation, a certificate of cancellation of the Certificate of Trust of the Trust would need to be filed with the Office of the Secretary of State of the State of Delaware to effect the termination of the Trust.

We are not aware of any other material filings, approvals or other action by any federal or state governmental administrative or regulatory authority required to affect the Trust II Plan of Dissolution and Liquidation.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General Discussion

If the dissolution and liquidation of the Trust is approved, the Trust will, pursuant to Delaware law and the Trust II Declaration of Trust, become subject to the Trust II Plan of Dissolution and Liquidation, whereby it will commence the full liquidation by selling or otherwise disposing of its assets and making final liquidating distributions. In connection with the dissolution and liquidation of the Trust: (i) the Trust and RW Monterey will cause the full dissolution and liquidation of Sunnyside by causing it to sell or otherwise dispose of its assets and make final liquidating distributions to each of the Trust and RW Monterey; and (ii) the Trust will cause the full dissolution and liquidation of RW Monterey by causing it to sell its assets and make final liquidating distributions to the Trust. This section is a discussion of the material United States federal income tax consequences that pertain to shareholders upon the dissolution and liquidation of each of RW Monterey, Sunnyside and the Trust.

The information in this discussion reflects the tax return positions that the Managing Shareholder intends to take on the United States federal income tax returns of each of the Trust, Sunnyside and RW Monterey. While the Managing Shareholder believes that the Internal Revenue Service (IRS) will accept these reporting positions, we have not received any opinion of counsel with respect to same and, accordingly, there can be no assurance that the IRS will not challenge any of the reporting positions described in this discussion nor that any challenge will not be sustained by the courts. If the IRS successfully challenges these return positions after an audit of the income tax returns of the Trust (or any shareholder of the Trust), Sunnyside, or RW Monterey, the IRS may compute the tax effect on each of the Trust’s shareholders and assess additional tax liability (plus penalties and interest) on each of the Trust’s shareholders for the year of the dissolution and liquidation of each of RW Monterey, Sunnyside and the Trust.

The information in this discussion is based on the federal income tax laws as in effect on the date of this consent statement. The laws include the Internal Revenue Code of 1986, as amended, referred to herein as the “Code,” current, temporary and proposed regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as expressed in private letter rulings that are not binding on the IRS except for a taxpayer that receives the ruling, and published court decisions. There is a risk that future legislation, regulations, administrative interpretations or court decisions will significantly change the current law or adversely affect existing interpretations of the federal income tax laws. Any change could apply retroactively to transactions preceding the date of the change.

This section only applies to shareholders that are U.S. Holders. For purposes of this consent statement, a U.S. Holder is any shareholder that is: (i) a citizen or resident of the United States, (ii) a corporation or other entity created or organized under the laws of the United States or any of its political subdivisions, (iii) a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons or has a valid election in effect under applicable United States treasury regulations to be treated as a United States person, or (iv) an estate that is subject to United States federal income tax on its income regardless of source.

This section does not discuss all aspects of United States federal income taxation that might be relevant to a specific U.S. Holder in light of his, her or its own particular investment or tax circumstances. In particular, except as otherwise expressly provided, the following discussion has only limited application to shareholders that are corporations, partnerships, limited liability companies, estates, trusts, nonresident aliens or to shareholders who are subject to specialized tax treatment, including individual retirement and other tax-deferred accounts, banks and other financial institutions, insurance companies, tax-exempt organizations, dealers, brokers or traders in securities or currencies and persons subject to the alternative minimum tax.

This section does not address any foreign, state and local income tax considerations except where specifically identified, and those consequences may be materially different from the United States federal income tax consequences described in this summary. Each shareholder should consult his, her or its own tax advisor regarding the application of the income tax laws of his, her or its state of residence.

A shareholder that is itself a partnership or limited liability company and whose partners or investors include foreign persons should consult with its own tax advisor regarding any special United States tax consequences to it and its partners or investors that may result from the proposal described in this consent statement.

Shareholders which are Keogh plans, pension and profit sharing plans or other employee benefit plans qualifying under Code Section 401(a), which we refer to herein as “Qualified Plans,” individual retirement accounts described in Code Section 408 (IRAs) or charitable organizations generally exempt from taxation under Code Section 501(c), which we refer to herein as “Exempt Organizations,” which are otherwise exempt from the imposition of federal income tax should be aware that generally any income resulting from their interests in the Trust has been, and will continue to be, subject to taxation as unrelated business taxable income. Shareholders which are Exempt Organizations should consult their own tax advisors regarding the tax treatment of the proposal.

This discussion is not intended to be, and it should not be construed by shareholders as tax advice. In reviewing this discussion, shareholders should note that their own tax consequences may vary depending on their particular tax situations. The following discussion is not a substitute for careful tax planning by each shareholder in consultation with his, her or its own tax advisor.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU THAT WILL RESULT FROM THE PROPOSAL DESCRIBED IN THIS CONSENT STATEMENT, WITH REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO YOU.

Dissolution of Sunnyside Cogeneration Partners, L.P.

Sunnyside is treated for United States federal income tax purposes as a “partnership”. Generally, a partnership incurs no federal income tax liability; instead, each partner of a partnership is required to take into account such partner’s allocable share of items of income, gain, loss and deduction of the partnership in computing such partner’s United States federal income tax liability, even if no cash distributions are made. Accordingly, each of the Trust and RW Monterey will report its allocable share of the income, gains, deductions, and/or losses, if any, earned or incurred by Sunnyside in connection with the sale of its assets upon dissolution and liquidation.

With respect to the dissolution of and liquidating distributions made by Sunnyside to each of the Trust and RW Monterey, as a general rule, when a partner receives a liquidating distribution, such partner will recognize gain only to the extent the cash (and the fair market value of any marketable securities) distributed exceeds the adjusted basis in his, her or its partnership interest. Loss may be recognized on a liquidating distribution if no asset other than cash is distributed and the cash distributed is less than the partner’s adjusted basis in his, her or its partnership interest.

In a typical liquidation of a partnership, a partner’s basis in such partner’s partnership interests will substantially equal the amount of such partner’s liquidating distributions, primarily because the basis of the partnership interests will have been increased by the partner’s share of any gain or decreased by the partner’s share of any loss of the partnership in the year of the liquidating distribution (including gain or loss attributable to the sale of the partnership’s assets). In such a case, little or no additional gain or loss is likely to be recognized as a result of receiving liquidating distributions. However: (i) if and to the extent that a partner’s tax basis is less than the amount of cash received upon liquidation, such partner will have additional gain and (ii) if and to the extent that a partner’s tax basis is more than the amount of cash received upon liquidation, such partner will have loss.

Accordingly, in the event that, after taking into consideration the basis adjustments to each of the Trust’s and RW Monterey’s partnership interests in Sunnyside as a result of the sale of its assets in dissolution, each of the Trust’s and RW Monterey’s tax basis is less than the amount the Trust and RW Monterey receives in connection with the liquidation of Sunnyside, each of the Trust and RW Monterey may have additional taxable gain to report.

Dissolution of RW Monterey, Inc.

RW Monterey is treated for United Stated federal income tax purposes as a “corporation”. As a corporation, any income, gains, deductions, and/or losses, if any, earned or incurred by a corporation, in complete liquidation, are reported by the corporation and the corporation is liable for the payment of any and all taxes attributable to such tax items, if any. Accordingly, RW Monterey will be required to report and pay the tax liability, if any, on: (i) its allocable share of the income, gains, deductions, and/or losses, if any, earned or incurred by Sunnyside in connection with the sale of its assets upon dissolution and liquidation; and (ii) any other income, gains, deductions, and/or losses, if any, earned or incurred by it in connection with making the final liquidating distributions to the Trust.

As a general rule, when a shareholder of a corporation receives a liquidating distribution from a corporation, such shareholder must recognize the gain or loss, if any, incurred in connection with such liquidating distribution. The amount of gain is equal to the excess, if any, of the amount realized from the distribution over the shareholder’s adjusted tax basis in its shares of the liquidating corporation. The amount of loss is equal to the excess, if any, of the shareholder’s adjusted tax basis in his, her or its shares of the liquidating corporation over the amount realized from the distribution. Accordingly, upon its receipt of the liquidating distributions from RW Monterey, the Trust will be required to report any gains or losses incurred in connection with such liquidating distributions.

Dissolution of the Trust

The Trust is treated for United States federal income tax purposes as a “partnership”. Generally, a partnership incurs no federal income tax liability; instead, each partner of a partnership is required to take into account such partner’s allocable share of items of income, gain, loss and deduction of the partnership in computing such partner’s United States federal income tax liability, even if no cash distributions are made. Accordingly, each of the Trust’s shareholders will report his, her or its allocable share of the income, gains, deductions, and/or losses, if any, earned by the Trust in connection with: (i) its allocable share of the income, gains, deductions, and/or losses, if any, allocated to the Trust in connection with the dissolution and liquidation of Sunnyside; and (ii) any gains or losses, if any, earned or incurred by the Trust in connection with its receipt of the liquidating distributions from RW Monterey.

As a general rule, when a partner receives a liquidating distribution (whether as a partial liquidating distribution or the final liquidating distribution), he, she or it will recognize gain only to the extent the cash (including generally marketable securities) distributed exceeds the adjusted basis in his, her or its partnership interest. Loss may be recognized only upon a final liquidating distribution if no property other than cash is distributed and the cash distributed is less than the partner’s adjusted basis in his, her or its partnership interest.

It is anticipated that, in the typical case, a shareholder will not incur any gain or loss upon the receipt of the final liquidating distribution of the net proceeds from the sale of the Trust’s assets. This is because, in the typical case, a shareholder’s basis in his, her or its interests in the Trust will substantially equal his, her or its share of the final liquidating distributions, primarily because the basis of his, her or its interests in the Trust will have been increased (or decreased) by his, her or its share of any taxable income (or loss) incurred in connection with the sale of the Trust’s assets. However, this will not necessarily be true and some shareholders may recognize gain or loss upon his, her, or its receipt of the final liquidating distribution of the Trust in addition to his, her or its share of the taxable income incurred on the sale of the Trust’s assets. Any such gain or loss generally should be characterized as a capital gain or loss.

Establishment of Liquidating Trusts

As part of the Trust II Plan of Dissolution and Liquidation and the dissolution and liquidation of Sunnyside and RW Monterey, the Managing Shareholder may decide to create and transfer to one or more liquidating trusts: (i) an amount of cash reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation discussed under the heading “RIDGEWOOD ELECTRIC POWER TRUST II – Commitments and Contingencies – Legal Proceedings” on page 7 and any other claims or liabilities involving the Trust and the costs and expenses of the maintenance, administration and subsequent wind-up of the liquidating trusts; (ii) all rights, obligations and liabilities relating to, or associated with, the Trust’s then-pending litigation matters and any other claims or liabilities or rights involving the Trust and any other matters that arise during the term of the liquidating trusts; and (iii) the right to receive any funds that the Trust, Sunnyside or RW Monterey are awarded in connection with the settlement or other disposition of one or more of the litigation matters during the term of the liquidating trusts or otherwise.

For U.S. federal income tax purposes, the transfers of the assets by the Trust to one or more liquidating trusts would be treated as if the Trust actually made such distributions directly to the shareholders and then the shareholders contributed the cash to the liquidating trusts. Accordingly, when each shareholder calculates his, her or its gain (or loss) upon the receipt of the final liquidating distribution from the Trust, such shareholder will be required to include his, her or its share of the assets transferred to the liquidating trusts.

It is intended that for U.S. federal income tax purposes, the liquidating trust will be treated as a “liquidating trust” under Treasury Regulation 301.7701-4(d) and the shareholders will become beneficiaries of the liquidating trust. Accordingly, it is intended that the shareholders will be treated as the owners of their respective share of the liquidating trust pursuant to Sections 671 through 679 of the Code and be taxed on their respective share of the liquidating trust’s taxable income and deductions.

Finally, any suspended passive activity losses that a shareholder may have with respect to his, her or its interests in the Trust may be used to offset any gain resulting from the liquidating distribution in the year of the final liquidating distribution, and, if the suspended losses exceed the gain resulting from such liquidating distribution, the excess may be used to offset other income from other sources.

Individual Tax Liabilities Will Vary

The actual taxes paid by any particular shareholder will depend upon the circumstances when the shareholder acquired his, her or its interests in the Trust, and the extent and nature of the shareholder’s other income and loss, including whether the shareholder:

•	has losses from dispositions of other capital assets in the current year;

•	has suspended passive activity losses from prior years;

•	has taxable income from other sources; and

•	is subject to the alternative minimum tax.

Foreign, State, Local and Other Tax Consequences

Additionally, a shareholder may be subject to other taxes, including state, local, other foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which a shareholder is a resident. Although an analysis of those various taxes is not presented here, each shareholder should consider their potential impact on the proposed dissolution and liquidation of the Trust.

It is the responsibility of each shareholder to investigate the tax impact on him, her or it of the proposal under the laws of all pertinent jurisdictions. Accordingly, each shareholder is urged to consult his, her or its own tax counsel or other advisor with regard to those matters. It is the responsibility of each shareholder to file all state, local and foreign, as well as United States federal tax returns that may be required of him, her or it.

The foregoing discussion of some of the consequences relating to U.S. federal taxes (including income taxes) and any other state, local or foreign taxes, in each case, to the extent discussed in this consent statement is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any shareholder. In reviewing this discussion, shareholders should note that their own tax consequences may vary depending on their particular tax situations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of investor shares of beneficial interest of the Trust as of October 31, 2008 (no person owns more than 5%) by:

•	each executive officer of the Trust (there are no directors); and

•	all of the executive officers of the Trust, as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of beneficial ownership is based on 235.3775 shares of the Trust outstanding at October 31, 2008.

	Number of
Name of beneficial owner	shares (1)	Percent

Ridgewood Renewable Power LLC (Managing Shareholder) Robert E. Swanson, controlling member	1.45	*
Executive officers of the Trust, as a group	1.45	*

*	Represents less than one percent.

(1)	Does not include a management share in the Trust representing the beneficial interests and management rights of the Managing Shareholder in its capacity as Managing Shareholder of the Trust. The management share owned by the Managing Shareholder is the only issued and outstanding management share of the Trust.

HOUSEHOLDING OF CONSENT STATEMENT

In some instances, we may deliver to multiple shareholders sharing a common address only one copy of this consent statement and its attachments. We may deliver to joint owners only one copy of this consent statement and its attachments, but both owners should sign the consent card. However, if you are a shareholder of record at such address and you wish to receive a separate copy of this consent statement and its attachments or future consent statements (as applicable), you may contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07540-2939, or at telephone number (201) 447-9000. We will deliver separate copies of this consent statement and its attachments immediately upon written or oral request. If you participate in householding and would like to receive a separate copy of the consent statement and its attachments, please contact us in the manner described above. We will deliver the requested documents to you promptly upon receipt of your request.

APPRAISAL RIGHTS

Neither Delaware law nor the Trust II Declaration of Trust entitles the shareholders of the Trust to seek appraisal of the fair value of their shares in connection with the dissolution and liquidation of the Trust.

SHAREHOLDER PROPOSALS

If the dissolution and liquidation pursuant to the Trust II Plan of Dissolution and Liquidation is approved by shareholders of the Trust, it is anticipated that the Managing Shareholder will liquidate and dissolve the Trust promptly thereafter and there will be no public participation in any future meetings of shareholders of the Trust. However, if the dissolution and liquidation does not occur because the Trust II Plan of Dissolution and Liquidation is not approved by the shareholders or otherwise, shareholders will continue to be entitled to attend and participate in meetings of shareholders to the extent they are currently entitled to do so under the Trust II Declaration of Trust. Neither the Delaware Statutory Trust Act nor the Trust II Declaration of Trust require the Trust to hold annual meetings, as the Trust does not have a board of directors or similar body and the Managing Shareholder serves in that role for the life of the Trust, except in certain limited circumstances. The Trust has not held annual meetings.

Under the Trust II Declaration of Trust, however, the Managing Shareholder may call meetings of the shareholders on matters pertaining to the Trust’s business and activities. Shareholders holding 10% or more of the outstanding shares entitled to vote on the matter may also call meetings by giving notice to the Trust demanding a meeting and stating the purposes therefore. After calling a meeting or within 20 days after receipt of a written request meeting the requirements of the preceding sentence, the Trust will mail to all shareholders entitled to vote on the matter written notice of the place and purposes of the meeting and the meeting will be held on a date not less than 7 days nor more than 21 days after the Trust mails the notice of meeting to the shareholders.

The Managing Shareholder may also solicit consents or shareholders holding 10% or more of the outstanding shares entitled to vote on the matter may demand a solicitation of consents by giving notice to the Trust stating the purpose of the consent and including a form of consent. The Trust will effect a solicitation of consents by giving those shareholders who may vote a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which will be not less than 7 days nor more than 21 days after the Trust transmits the notice of solicitation for consents. If shareholders holding 10% or more of the outstanding shares entitled to vote on the matter demand a solicitation, the Trust will transmit the notice of solicitation not later than 20 days after receipt of the demand

WHERE YOU CAN FIND MORE INFORMATION

The Trust files annual, quarterly and current reports, consent statements and other information with the SEC. You may read and copy any reports, consent statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Trust’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

QUESTIONS

If you have any questions about this consent statement or the proposal or need assistance with the consent procedures, you should contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel or Jeffrey H. Strasberg, Executive Vice President and Chief Financial Officer. They may be reached at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

By Order of the Managing Shareholder
Robert E. Swanson, Chairman

Ridgewood, New Jersey
[          ], 2008

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT CARD AND RETURN IT BY FAXING IT TO (201) 447-0474 OR BY MAIL IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE CONSENT CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO REVOKE YOUR CONSENT PRIOR TO THE EXPIRATION OF THE SOLICITATION PERIOD.

Shareholders should not rely on information other than that contained in this consent statement. We have not authorized anyone to provide information that is different from that contained in this consent statement. This consent statement is dated [          ], 2008. No assumption should be made that the information contained in this consent statement is accurate as of any date other than that date, and the mailing of this consent statement will not create any implication to the contrary.

Annex A

PLAN OF DISSOLUTION AND LIQUIDATION
OF
RIDGEWOOD ELECTRIC POWER TRUST II

This Plan of Dissolution and Liquidation (the “Plan”) is entered into by Ridgewood Electric Power Trust II, a statutory trust formed under the laws of the State of Delaware (the “Trust”), by Ridgewood Renewable Power LLC, not in its individual capacity, but solely as Managing Shareholder (the “Managing Shareholder”) of the Trust, in accordance with the Delaware Statutory Trust Act (the “Trust Act”) and the applicable terms and conditions of the Amended Declaration of Trust of the Trust dated as of July 30, 1993, as amended, and in effect from time to time (the “Declaration”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Declaration.

1. Effectiveness.  This Plan shall become effective as of the date upon which the Managing Shareholder and a Majority of Investors has consented to the dissolution and liquidation of the Trust pursuant to this Plan (the “Effective Time”). This Plan shall remain in effect until terminated as provided in Section 11 of this Plan.

2. Dissolution.  At the Effective Time, the Trust shall enter into dissolution and thereupon its affairs shall be wound up in accordance with the provisions of this Plan, the applicable terms of the Declaration, the Trust Act and other applicable provisions of the laws of the State of Delaware.

3. Winding Up.

The Managing Shareholder shall act as liquidating Managing Shareholder and shall have the sole authority to conduct the winding up of the business and affairs of the Trust. Following the Effective Time, the Managing Shareholder shall proceed to liquidate the then- existing Trust Properties on such terms as the Managing Shareholder, in its sole determination, deems to be in the best interests of the Trust, without the requirement for any votes or consents of the Shareholders, except as expressly provided for herein. Such liquidation shall be accomplished within a reasonable time, the reasonableness of which is in the Managing Shareholder’s sole determination, after the Effective Time.

In connection with the winding up of the Trust, the Managing Shareholder shall cause the proceeds of the sale or other disposition of the Trust Property to be paid or distributed (or shall make reasonable provision for the payment thereof), less such amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses of the ongoing activities of the Trust, consistent with the provisions of Section 8.1(h) of the Declaration and subject to Section 6 of this Plan. Liquidating distributions shall be made to each Shareholder who is the record holder of shares of the Trust, as shown on books of the Trust, on the record distribution date selected by the Managing Shareholder. No interest shall be paid or accrued on liquidating distributions and all payments shall be subject to any applicable withholding fees or taxes.

4. Contingent Contribution Obligation.  As provided in Section 14.7 of the Declaration, upon or prior to making the first distribution in liquidation, the Managing Shareholder shall contribute to the capital of the Trust an amount equal to any deficit in the Capital Account of the Managing Shareholder, calculated immediately prior to the date of such distribution, to the extent not previously contributed.

5. Continued Effectiveness of Declaration.  The Declaration shall remain in full force and effect during the period of winding up and liquidation and until such time as the Trust is terminated.

During the period of winding up and liquidation, without limitation, (i) the Shareholders shall continue to receive Net Cash Flow and share Profits or Losses for all tax and other purposes, in each case as provided in, and in accordance with the terms of, the Declaration and (ii) the Managing Shareholder shall be entitled to continue to receive a management fee and any other fees or reimbursements properly payable to the Managing Shareholder under the applicable provisions of the Declaration.

6. Liquidating Trust.

a. The Trust is currently both a plaintiff and a defendant in pending litigation. Unless such pending litigation and other claims, if any, by or against the Trust are settled or otherwise disposed of prior to the dissolution and liquidation of the Trust and all other contingent liabilities and rights are resolved on or after the Effective Time, the Managing Shareholder may, in its sole determination, on behalf of the Trust, establish a liquidating trust (“Liquidating Trust”) pursuant to a trust agreement in such form as approved by the Managing Shareholder (the “Liquidating Trust Agreement”) and assign to the Liquidating Trust, among other things, all rights, obligations and liabilities relating to, or associated with, the Trust’s then-pending litigation or other claims and rights. If the Managing Shareholder determines to establish the Liquidating Trust, it would do so prior to the filing of a certificate of cancellation of the Certificate of Trust of the Trust in the Office of the Secretary of State of the State of Delaware (the “Certificate of Cancellation”) pursuant to Section 7(b) of this Plan. Subject to the Liquidating Trust Agreement, promptly after its establishment, the Managing Shareholder may, on behalf of the Trust, assign to the Liquidating Trust:

i. from the assets of the Trust allotted for the payment or provision for payment of liabilities of the Trust, as provided in Section 8.1(h)(1) of the Declaration or otherwise available, an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation and any other claims or liabilities or rights involving the Trust and the costs and expenses of the maintenance, administration and subsequent wind-up of the Liquidating Trust; and

ii. all rights, obligations and liabilities relating to or associated with the Trust’s then-pending litigation and any other claims or liabilities or rights involving the Trust and any other matters that arise during the term of the Liquidating Trust.

b. If the Managing Shareholder determines to establish the Liquidating Trust, the Shareholders of the Trust shall be beneficiaries of the Liquidating Trust in the same proportion as they are owners of shares in the Trust as of the date determined by the Managing Shareholder. The beneficial interests shall confer upon holders solely the right to payment of funds remaining in the Liquidating Trust, if any, following the settlement or other disposition of the litigation, claims, rights and other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Declaration, such as the right to vote on matters specified therein or otherwise. The Liquidating Trust, as well as the matters subject to the Liquidating Trust, will be administered by the Managing Shareholder and be subject to the complete and exclusive management discretion of the Managing Shareholder unless the Managing Shareholder shall be unwilling or unable to serve as such, in which case it shall appoint another person to manage the Liquidating Trust as provided in the Liquidating Trust Agreement.

c. If the Managing Shareholder determines to establish the Liquidating Trust, it is intended that the Liquidating Trust would terminate upon payment to the beneficiaries of the Liquidating Trust of all of the Liquidating Trust assets, but in any event upon the third anniversary of the date that assets are first transferred to the Liquidating Trust, unless extended by the Managing Shareholder.

d. The Liquidating Trust Agreement shall govern the operation and administration of the Liquidating Trust. In the event of any conflict between the provisions of this Plan and any of the provisions of the Liquidating Trust Agreement, the provisions of the Liquidating Trust Agreement shall control.

7. Other Winding-Up Matters.

a. Upon dissolution of the Trust and until the filing of the Certificate of Cancellation pursuant to Section 7(b) of this Plan and §3810(d) of the Trust Act, the Managing Shareholder, acting alone, shall have the full, exclusive and complete discretion in the management and control of the Trust. The Managing Shareholder may, in the name of and for and on behalf of the Trust: (i) prosecute and defend suits, whether civil, criminal or administrative; (ii) gradually settle and close the statutory trust business; (iii) dispose of and convey the Trust Property; (iv) make, execute and deliver other agreements, conveyances, assignments, certificates and filings; and (v) take such further actions, as the Managing Shareholder deems necessary or desirable in order to carry out this Plan and to conduct and complete the winding up and liquidation of the business and affairs of the Trust. Without limitation, the Managing Shareholder shall have the authority to engage attorneys, accountants, brokers or other consultants or professionals to assist and advise the Managing Shareholder in the conduct of the winding up of the Trust.

b. As a part of the winding-up process, the Managing Shareholder shall prepare or cause to be prepared final tax returns for the Trust and distribute to Shareholders and former Shareholders final K-1s and other tax reports, consistent with prior practice. Upon completion of the winding-up of the Trust, the Managing Shareholder shall cause the Certificate of Cancellation to be filed in the Office of the Secretary of State of Delaware, as provided in §3810(d) of the Trust Act. The Managing Shareholder shall also cause the cancellation of any qualifications of the Trust as a foreign trust in jurisdictions other than the State of Delaware.

8. Liability of Managing Shareholder.  Subject to Sections 3.6 and 14.5 of the Declaration, the Managing Shareholder, as liquidating Managing Shareholder of the Trust, shall not be personally liable to any Shareholder or the Trust by reason of the Managing Shareholder’s actions in winding up the Trust, provided that the Managing Shareholder has complied with the terms of this Plan, the Trust Act and other applicable provisions of the laws of the State of Delaware. All actions taken by the Managing Shareholder pursuant to this Plan shall remain valid even in the event this Plan is subsequently terminated without the filing of a Certificate of Cancellation.

9. Construction.  The Managing Shareholder shall have the power to construe this Plan and to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Managing Shareholder, on behalf of the Trust, in good faith, shall be final and conclusive.

10. Governing Law.  This Plan shall be subject to and construed consistently with the terms of the Declaration and the Trust Act and otherwise shall be governed by and construed in accordance with the laws of the State of Delaware.

11. Modification, Amendment or Termination of Plan.  The Managing Shareholder may modify, amend or terminate this Plan at any time if it determines that such modification, amendment or termination would be advisable and in the best interest of the Trust and its Shareholders or to cause this Plan to comply with applicable law. This Plan shall terminate upon the earlier of (i) the filing of the Certificate of Cancellation or (ii) the continuation of the Trust as provided in the Declaration or the Trust Act.

CONSENT CARD

RIDGEWOOD ELECTRIC POWER TRUST II

CONSENT TO ACTION IN WRITING IN LIEU OF A MEETING OF SHAREHOLDERS

CONSENT SOLICITED ON BEHALF OF THE RIDGEWOOD ELECTRIC POWER TRUST II

BY ITS MANAGING SHAREHOLDER, RIDGEWOOD RENEWABLE POWER LLC

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
Fax: (201) 447-0474

This consent is solicited on behalf of Ridgewood Electric Power Trust II by its Managing Shareholder, Ridgewood Renewable Power LLC. When properly executed and timely delivered to the Managing Shareholder at the address or via the facsimile number above, this consent will be counted as designated by the undersigned. If this Consent Card is signed, dated, and delivered to the Managing Shareholder with no designation by the undersigned, it will constitute the shareholder’s consent with respect to all investor shares of beneficial interest of the Trust beneficially owned by such shareholder to APPROVE the proposal below.

PROPOSAL:

To approve the dissolution and liquidation of Ridgewood Electric Power Trust II pursuant to the Trust II Plan of Dissolution and Liquidation.

☒ PLEASE MARK AS IN THIS EXAMPLE
(Mark only ONE of the following three boxes)

☐ Approve                    ☐ Not Approve                    ☐ Abstain

THE MANAGING SHAREHOLDER RECOMMENDS THAT YOU “APPROVE” THE PROPOSAL.

If you affirmatively elect to abstain, or if you fail to return this Consent Card, it will have the same effect as NOT APPROVING the proposal. If you provide no instructions, this Consent Card will be deemed to constitute the consent to APPROVE the proposal with respect to all investor shares of beneficial interest of the Trust that you beneficially own.

IMPORTANT — PLEASE SIGN, DATE AND RETURN THIS CONSENT FORM PROMPTLY.  When investor shares of beneficial interest of the Trust are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. THE DEADLINE FOR RETURNING THIS CONSENT TO THE MANAGING SHAREHOLDER OF RIDGEWOOD ELECTRIC POWER TRUST II IS 5:00 P.M. EASTERN TIME ON [          ], [          ], 2008.

NAME OF SHAREHOLDER:	SHARES:

SIGNATURE of Shareholder:	Date:

SIGNATURE of Shareholder:	Date: